SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(x )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(xx)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                          Wachovia Corporation
          (Name of Registrant as Specified In Its Charter)
                       Alice Washington Grogan
                        Corporate Secretary

          (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (Check the appropriate box):

(x )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

                                            (WACHOVIA logo appears here)

301 NORTH MAIN STREET
P.O. BOX 3099
WINSTON-SALEM, NORTH CAROLINA 27150
191 PEACHTREE STREET, N.E.
P.O. BOX 4148
ATLANTA, GEORGIA 30303
March 8, 1995
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of
Wachovia Corporation
You are cordially invited to attend the Annual Meeting of Shareholders of Wachovia Corporation to be held at the Omni Hotel, 130 Market Street, Charleston, South Carolina, on Friday, April 28, 1995, at 10:30 A.M., EDT, for the following purposes:
1. TO ELECT SIX DIRECTORS OF WACHOVIA CORPORATION FOR A THREE-YEAR TERM TO EXPIRE AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS AND ONE DIRECTOR FOR A TWO-YEAR TERM TO EXPIRE AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS.
2. TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS FOR 1995.
3. TO TRANSACT SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING. Shareholders of record at the close of business on February 17, 1995, are entitled to notice of and to vote at said meeting and any adjournment thereof. (Signature of L. M. Baker, Jr. appears here)
L. M. Baker, Jr.
Chief Executive Officer
                                                         PLEASE MARK, DATE,
                                                         SIGN AND RETURN YOUR
                                                         PROXY PROMPTLY.

                                            (WACHOVIA logo appears here)

301 NORTH MAIN STREET
P.O. BOX 3099
WINSTON-SALEM, NORTH CAROLINA 27150
191 PEACHTREE STREET, N.E.
P.O. BOX 4148
ATLANTA, GEORGIA 30303                                             March 8, 1995
                                PROXY STATEMENT
  This Proxy Statement and accompanying Form of Proxy are being mailed to shareholders on or about March 8, 1995, in connection with the solicitation of Proxies by the Board of Directors of Wachovia Corporation ("Wachovia" or the "Company") for use at the Annual Meeting of Shareholders to be held on April 28, 1995, and at any adjournment thereof. The entire cost of such solicitation will be borne by Wachovia. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and Wachovia will reimburse them for their expenses in so doing. Wachovia has retained W. F. Doring & Co. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $7,500, plus reasonable out-of-pocket costs and expenses. Personal solicitation may be conducted by Directors, officers and employees of Wachovia and its subsidiaries.
  The shares represented by the accompanying Proxy will be voted if the Form of Proxy is properly signed and received by Wachovia prior to or at the time of the meeting. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no choice is specified, the Proxy will be voted in favor of Proposals 1 and 2. Any Proxy may be revoked at any time prior to the voting of the Proxy by notifying the Secretary of Wachovia in writing or by signing and delivering a Proxy with a later date. A Proxy is suspended if the person giving the Proxy attends the meeting and elects to vote in person.
  Throughout this Proxy Statement, reference will be made to the following subsidiaries or former subsidiaries of Wachovia: Wachovia Corporation of Georgia ("WCGA"), Wachovia Bank of Georgia, N.A. ("WBGA"), Wachovia Corporation of North Carolina ("WCNC"), Wachovia Bank of North Carolina, N.A. ("WBNC"), South Carolina National Corporation ("SCNC") and Wachovia Bank of South Carolina, N.A. (formerly known as The South Carolina National Bank)("WBSC"). WCNC and WCGA were bank holding companies organized under the laws of North Carolina and Georgia, respectively, and were merged into Wachovia effective March 31, 1993. SCNC is a bank and savings and loan holding company organized under the laws of the State of South Carolina. WBGA (formerly a subsidiary of WCGA), WBNC (formerly a subsidiary of WCNC) and WBSC are national banking associations organized under the laws of the United States.
  Shareholders of record at the close of business on February 17, 1995, will be entitled to vote at the Annual Meeting of Shareholders. Holders of Wachovia's common stock, $5.00 par value per share (the "Common Stock"), are entitled at all meetings of shareholders of Wachovia to one vote for each share held. At the close of business on February 17, 1995, there were 171,093,303 shares of Common Stock outstanding. All such shares are entitled to be voted at the meeting.
  Under the bylaws of Wachovia, a majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of all matters to be considered at the Annual Meeting. The bylaws of Wachovia further provide that once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Shares which are withheld as to voting with respect to one or more of the nominees for Director and abstentions will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, that are not voted on any matter will not be counted for such purposes.
                                       2

  Under the laws of North Carolina, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as Directors. The proposal to ratify the appointment of auditors for 1995 will be approved if the votes cast in favor of such proposal exceed the votes cast against such proposal. Abstentions, shares which are withheld as to voting with respect to nominees for Director and shares held of record by a broker, as nominee, that are not voted with respect to either of the foregoing proposals will not be counted as a vote in favor of or against such proposal and, therefore, will have no effect.
  To Wachovia's knowledge, no shareholder beneficially owned more than 5% of the outstanding shares of Wachovia Common Stock as of December 31, 1994. Wachovia's three principal banking subsidiaries held, as of December 31, 1994, in various fiduciary capacities, an aggregate of 11,711,611 shares, or 6.8515%, of the Common Stock, as follows: WBNC (8,516,530 shares, or 4.9824%), WBGA (2,043,868 shares, or 1.1957%), and WBSC (1,151,213 shares, or 0.6735%).
                               BOARD OF DIRECTORS
  The Board of Directors of Wachovia held four meetings during 1994. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such Director served during 1994.
  Wachovia has an Audit Committee presently consisting of the following nonmanagement Directors: Thomas K. Hearn, Jr., Chairman, Hayne Hipp, Donald R. Hughes, Herman J. Russell and Charles McKenzie Taylor. During 1994, four meetings of the Audit Committee were held. The Audit Committee is responsible for assuring that there exist viable internal and independent auditing processes for Wachovia and its subsidiaries and affiliated companies. The committee recommends to the Board of Directors the appointment of the independent auditors. The committee maintains open lines of communication with internal auditors, independent auditors, and regulatory examiners for the purpose of satisfying the committee that audit scopes and programs are comprehensive and adequate to meet needs, that management takes appropriate and timely action on recommendations made by internal auditors, independent auditors, and regulatory examiners, and that Wachovia personnel cooperate fully with internal auditors, independent auditors, and regulatory examiners. In fulfilling its responsibilities, the committee reviews and considers written and oral reports of examinations by the regulatory authorities, management letters or other comments of independent auditors, reports of the internal auditors, and other audit-related information it considers appropriate. The Chairman of the Audit Committee regularly reports to the Board of Directors on the committee's findings, any recommendations made by the committee, and action taken by management on such recommendations.
  Wachovia has a Compensation, Nominating and Organization Committee (the "CNO Committee") presently consisting of the following nonmanagement Directors:
Sherwood H. Smith, Jr., Chairman, James W. Johnston, Vice Chairman, Rufus C. Barkley, Jr., Crandall C. Bowles and W. Duke Kimbrell. The CNO Committee has the authority for establishing and administering salary, incentive, benefit and stock plans, including setting the compensation of senior officers, considering and recommending nominees for the Board of Directors of the Company, and reviewing and recommending assignment and succession of top executive management. The CNO Committee, or a subcommittee thereof, also serves as the committee of outside directors authorized to take those actions necessary to comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended. Four meetings of the CNO Committee were held during 1994.
  The CNO Committee will consider recommendations for director nominees made by shareholders of the Company. Such nominations shall be made in writing to the Chief Executive Officer of Wachovia, in accordance with the requirements of the Company's bylaws, and shall state the name, age, address, principal occupation, background and qualifications of the person recommended, specify
                                       3
the class of Directors to which such person is nominated, state the number of shares that will be voted for the person recommended, and indicate the name and residence address of, and number of shares held by, the shareholder making the recommendation.
  In addition, the Board of Directors of Wachovia has an Executive Committee, a Credit Committee, a Finance Committee, a Regulatory Compliance Committee and a Trust Committee. After the Annual Meeting, the Board plans to have the following committee structure: Audit, Compliance, Corporate Governance and Nominating, Credit, Executive, Finance, and Management Resources and Compensation.
  The bylaws of Wachovia provide that the number of Directors shall not be less than nine or more than twenty-five. There are presently sixteen Directors divided into three classes. Mr. W. Duke Kimbrell is retiring as of the date of the Annual Meeting pursuant to the provisions of the Company's bylaws. At the 1995 Annual Meeting of Shareholders, six directors are to be elected to serve for a term of three years, until the 1998 Annual Meeting, and one director is to be elected to serve for a term of two years, until the 1997 Annual Meeting. If elected, the nominees will serve until their respective terms expire, except as the age and retirement provisions of Wachovia's bylaws otherwise require, and until their successors are elected and qualified. The remaining members of the Board of Directors are expected to continue to serve until their respective terms expire.
  It is not anticipated that any of the nominees will be unable or unwilling to serve, but if that should occur, it is the intention of the proxyholders named in the Proxy either to vote for such other person or persons for the office of Director as may be nominated by the Board of Directors or to reduce the number of Directors to be elected at the meeting by the number of such persons unable or unwilling to serve (subject to the requirement of Wachovia's articles of incorporation that the number of Directors in each of the three classes be as equal in number as possible). Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.
  Set forth on the following pages for each nominee for election as Director of Wachovia, and for each Director whose term will continue after the Annual Meeting, is a brief statement including the age, year of first election as a Director of Wachovia, principal occupation and business experience during the past five years, and certain other directorships, all as of December 31, 1994, unless otherwise indicated.
                       NOMINEES FOR ELECTION AS DIRECTORS
                       TERM EXPIRING 1998 ANNUAL MEETING
(Photo appears   CRANDALL C. BOWLES, 47, is Executive Vice President and a
 here)           Director of Springs Industries, Inc., a home furnishings,
                 finished fabrics and industrial textiles company, positions she has held since April of 1992. She previously served as
                 President of The Springs Company, a management services
                 company. Mrs. Bowles also serves as a Director of Duke Power
                 Co. She was a Director of SCNC and WBSC from 1988 to 1991 and was named a Director of Wachovia by its Board of Directors in connection with the acquisition of SCNC in 1991. She was
                 elected for her present term at the 1992 Annual Meeting of
                 Shareholders.
                 Committees:  Compensation, Nominating and
                 Organization    Executive    Trust
                                       4

                       TERM EXPIRING 1998 ANNUAL MEETING
(Photo appears   HAYNE HIPP, 54, is President and Chief Executive Officer of The
 here)           Liberty Corporation, an insurance and broadcasting holding company. He also serves as a Director of The Liberty
                 Corporation and SCANA Corporation. Mr. Hipp was a Director of
                 SCNC and WBSC from 1984 to 1991 and was named a Director of
                 Wachovia by its Board of Directors in connection with the
                 acquisition of SCNC in 1991. He was elected for his present term at the 1992 Annual Meeting of Shareholders.
                 Committees:  Audit    Regulatory Compliance
(Photo appears   JAMES W. JOHNSTON, 48, is Chairman, Chief Executive Officer and
 here)           a Director of R.J. Reynolds Tobacco Company., a manufacturer of tobacco products, and a Director of RJR Nabisco, Inc., a
                 holding company, positions he has held since 1989. He was named a Director of RJR Nabisco Holdings Corp. in 1992 and Chairman
                 of R.J. Reynolds Tobacco International, Inc. in 1993. Mr.
                 Johnston also serves as a Director of Sealy Corporation. He was elected a Director of Wachovia by its Board of Directors to fill a vacancy in 1990 and was elected for his present term at the 1992 Annual Meeting of Shareholders.
                 Committees:  Compensation, Nominating and Organization    Trust
(Photo appears   WYNDHAM ROBERTSON, 57, is Vice President for Communications of
 here)           the University of North Carolina. She serves as a Director of
                 Capital Cities/ABC, Inc. and The Equitable Companies
                 Incorporated. Miss Robertson was elected a Director of WBNC in
                 April of 1993.
                                       5

                       TERM EXPIRING 1998 ANNUAL MEETING
(Photo appears   SHERWOOD H. SMITH, JR., 60, is Chairman of the Board and Chief
 here)           Executive Officer of Carolina Power and Light Company, a public utility. He also served as President of that company until
                 September of 1992. Mr. Smith serves as a Director of Springs
                 Industries, Inc., a Director of Northern Telecom, Inc. and a
                 Trustee of Northwestern Mutual Life Insurance Company. Mr.
                 Smith was a Director of WCNC and WBNC from 1980 to 1990. He was designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1992 Annual Meeting of Shareholders.
                 Committees:  Compensation, Nominating and
                 Organization    Executive    Trust
(Photo appears   CHARLES MCKENZIE TAYLOR, 65, is Chairman of the Board of Taylor
 here)           & Mathis, Inc. and Taylor & Mathis Properties, commercial real estate development, management and brokerage companies. He also serves as a Director of Atlanta Gas Light Company. Mr. Taylor
                 was a Director of WCGA and WBGA from 1979 to 1990. He was
                 designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1992 Annual Meeting of Shareholders.
                 Committees:  Audit    Regulatory Compliance
                       NOMINEES FOR ELECTION AS DIRECTORS
                       TERM EXPIRING 1997 ANNUAL MEETING
(Photo appears   DONALD R. HUGHES, 65, is an independent private consultant
 here)           providing consulting services to Burlington Industries, Inc., which manufactures textiles and home furnishings, and other business enterprises. He served as Vice Chairman of the Board of Burlington Industries, Inc. until December 31, 1994, and as
                 Vice Chairman of the Board and Chief Financial Officer of the
                 parent company, Burlington Industries Equity Inc., until it was merged into Burlington Industries, Inc. in 1993. Mr. Hughes was a Director of WCNC and WBNC from 1979 to 1990. He was
                 designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1992 Annual Meeting of Shareholders.
                 Committees:  Audit    Regulatory Compliance    Executive
                                       6

                         DIRECTORS CONTINUING IN OFFICE
                       TERM EXPIRING 1997 ANNUAL MEETING
(Photo appears   RUFUS C. BARKLEY, JR., 64, is Chairman of The Cameron and
 here)           Barkley Company, an industrial, electrical and electronics supplier. He served as Chief Executive Officer of that company until January 31, 1992. Mr. Barkley also is a Director of The
                 Liberty Corporation. He was a Director of SCNC from 1971 to
                 1991 and was named a Director of Wachovia by its Board of
                 Directors in connection with the acquisition of SCNC in 1991.
                 Mr. Barkley was elected for his present term at the 1994 Annual
                 Meeting of Shareholders.
                 Committees:  Compensation, Nominating and Organization    Trust
(Photo appears   JOHN L. CLENDENIN, 60, is Chairman and Chief Executive Officer
 here)           of BellSouth Corporation, a telecommunications holding company.
                 He also serves as a Director of Coca-Cola Enterprises, Inc.,
                 Equifax Inc., National Service Industries, Inc., Providian
                 Corporation, RJR Nabisco Holdings Corp., RJR Nabisco, Inc., The
                 Kroger Company, and Springs Industries, Inc. Mr. Clendenin was
                 a Director of WCGA and WBGA from 1981 to 1988. He was
                 designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1994 Annual Meeting of Shareholders.
                 Committees:  Credit    Executive    Finance
(Photo appears   ROBERT M. HOLDER, JR., 64, is Chairman of the Board of Holder
 here)           Corporation, a general contractor and development firm. He also serves as a Director of National Service Industries, Inc. Mr.
                 Holder was a Director of WCGA and WBGA from 1973 to 1990. He first was elected as a Director of Wachovia at the 1988 Annual
                 Meeting of Shareholders and was elected for his present term at the 1994 Annual Meeting of Shareholders.
                 Committees:  Credit    Finance
                                       7

                       TERM EXPIRING 1997 ANNUAL MEETING
(Photo appears   JOHN G. MEDLIN, JR., 61, is Chairman of the Board of Wachovia.
 here)           He also served as Chief Executive Officer of Wachovia until his retirement as a management employee on December 31, 1993, and as President until February 1, 1993. Mr. Medlin is a Director of BellSouth Corporation, Burlington Industries, Inc., Media
                 General, Inc., Nabisco Holdings Corp. (elected in 1995),
                 National Service Industries, Inc., RJR Nabisco Holdings Corp.,
                 RJR Nabisco, Inc. and USAir Group, Inc. He served as a Director of WBGA, WBNC, SCNC and WBSC until April 1994, and was a
                 Director of WCNC and WCGA until those companies were merged into Wachovia in March 1993. Mr. Medlin was designated a
                 Director of Wachovia upon its organization in 1985 and was elected for his
                 present term at the 1994 Annual Meeting of Shareholders.
                 Committees:  Credit    Executive    Finance
                       TERM EXPIRING 1996 ANNUAL MEETING
(Photo appears   LESLIE M. BAKER, JR., 52, is President and Chief Executive
 here)           Officer of Wachovia. He was President and Chief Operating
                 Officer of Wachovia from February 1, 1993 to December 31, 1993, and prior thereto served as Executive Vice President. Mr. Baker was President and Chief Executive Officer of WBNC from January
                 1, 1990 until May 1, 1993. He has served as a Director of WBNC since 1990 and as a Director of WBGA, SCNC and WBSC since 1993.
                 He also served as President, Chief Executive Officer and a
                 Director of WCNC from 1990 until its merger into Wachovia in
                 1993. Prior to 1990, Mr. Baker served as Executive Vice
                 President of WBNC and WCNC. He first was elected a Director of
                 Wachovia, effective February 1, 1993, by its Board of Directors to fill the
                 vacancy resulting from an increase in the number of Directors and was elected for his present term at the 1994 Annual Meeting of Shareholders.
                 Committee:  Executive
(Photo appears   LAWRENCE M. GRESSETTE, JR., 62, is Chairman, Chief Executive
 here)           Officer and a Director of SCANA Corporation, positions he has held since 1990, in addition to the position of President of
                 SCANA Corporation which he has held since 1985. SCANA
                 Corporation is a holding company whose principal subsidiary is
                 South Carolina Electric & Gas Company, a public utility. He was
                 Vice Chairman of South Carolina Electric & Gas Company from
                 1987 to 1990. Mr. Gressette also serves as a Director of The
                 Liberty Corporation. He served as a Director of SCNC and WBSC from 1979 to 1991. Mr. Gressette was named a Director of
                 Wachovia by its Board of Directors in connection with the
                 acquisition of SCNC in 1991 and was elected for his present term at the 1993
                 Annual Meeting of Shareholders.
                 Committees:  Credit    Finance
                                       8

                       TERM EXPIRING 1996 ANNUAL MEETING
(Photo appears   THOMAS K. HEARN, JR., 57, is President of Wake Forest
 here)           University. Dr. Hearn was a Director of WCNC and WBNC from 1988 to 1990. He first was elected as a Director of Wachovia at the
                 1990 Annual Meeting of Shareholders and was elected for his present term at the 1993 Annual Meeting of Shareholders.
                 Committees:  Audit    Regulatory Compliance
(Photo appears   F. KENNETH IVERSON, 69, is Chairman and Chief Executive Officer
 here)           of Nucor Corporation, a manufacturer of steel and steel
                 products. He also is a Director of Tultex Corporation (elected in 1995) and Wal-Mart Stores, Inc. Mr. Iverson was a Director
                 of WCNC and WBNC from 1987 to 1990. He first was elected as a
                 Director of Wachovia at the 1990 Annual Meeting of Shareholders
                 and was elected for his present term at the 1993 Annual Meeting of Shareholders.
                 Committees:  Credit    Finance
(Photo appears   HERMAN J. RUSSELL, 64, is Chairman and Chief Executive Officer
 here)           of H. J. Russell & Company, a management services company. He also serves as a Director of Citizens Bancshares Corporation and Georgia Power Company. Mr. Russell served as a Director of
                 WCGA and WBGA from 1983 to 1992. He was elected a Director of
                 Wachovia by its Board of Directors to fill a vacancy in 1992 and was elected for his present term at the 1993 Annual Meeting of Shareholders.
                 Committees:  Audit    Regulatory Compliance
                                       9

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
  The following table sets forth beneficial ownership of Common Stock by each Director, nominee for Director and executive officer named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group, as of December 31, 1994.

                                                                         PERCENT
NAME                                     NUMBER OF SHARES                OF CLASS
Leslie M. Baker, Jr.                            82,640(1)(3)(4)(5)          .0483
Rufus C. Barkley, Jr.                          117,500(2)(4)(5)             .0687
Crandall C. Bowles                              21,230(2)(5)                .0124
John L. Clendenin                                6,012(5)                   .0035
Anthony L. Furr                                 59,672(1)(3)(4)(5)          .0349
Lawrence M. Gressette, Jr.                       9,166(4)(5)                .0054
Thomas K. Hearn, Jr.                             4,469(5)                   .0026
Hayne Hipp                                       6,200(5)                   .0036
Robert M. Holder, Jr.                           19,009(5)                   .0111
Donald R. Hughes                                 6,003(5)                   .0035
F. Kenneth Iverson                              15,600(5)                   .0091
James W. Johnston                                4,800(5)                   .0028
W. Duke Kimbrell                                23,670(5)                   .0138
Walter E. Leonard, Jr.                          49,297(1)(3)(5)             .0288
Robert S. McCoy, Jr.                            33,323(1)(3)(5)             .0195
John G. Medlin, Jr.                            241,484(4)                   .1413
G. Joseph Prendergast                           53,682(1)(3)(5)             .0314
Wyndham Robertson                                  200                      .0001
Herman J. Russell                               15,011(5)                   .0088
Sherwood H. Smith, Jr.                           9,304(5)                   .0054
Charles McKenzie Taylor                         56,383(4)(5)                .0330
All Directors, Nominees and Executive
Officers as a Group (28 persons)             1,119,654(1)(2)(3)(4)(5)       .6550

  (1) Included are 1,137 shares held in Mr. Baker's account, 140 shares held in Mr. Prendergast's account, 3,260 shares held in Mr. Leonard's account, 8,873 shares held in Mr. McCoy's account, and 140 shares held in Mr. Furr's account by the Trustee under Wachovia's Retirement Savings and Profit-Sharing Plan. As of December 31, 1994, the Trustees held 13,843 shares for the accounts of other executive officers of Wachovia participating in the Plan and those shares are included in the total set forth above.
  (2) Beneficial owners have sole voting and investment power with respect to their shares except for 106,316 shares with respect to which Mr. Barkley shares investment and voting power and 13,500 shares with respect to which Mrs. Bowles shares investment and voting power.
  (3) Included are shares subject to stock options granted to Messrs. Baker (21,500 shares), Prendergast (21,840 shares), Leonard (28,240 shares), McCoy (6,200 shares) and Furr (38,500 shares) under Wachovia's stock option plans and exercisable at December 31, 1994 or within 60 days thereafter. Other executive officers of Wachovia had the right to acquire 157,349 shares under such plans at December 31, 1994, or within 60 days thereafter, and those shares are included in the total set forth above.
  (4) Included in the shares reported are the following shares of Common Stock:
      70 shares owned by members of Mr. Baker's family; 2,824 shares owned by a member of Mr. Barkley's family; 480 shares owned by a member of Mr. Furr's family; 108 shares owned by a member of Mr. Gressette's family; 480 shares owned by a member of Mr. Medlin's family; 2,178 shares owned by a member of Mr. Taylor's family; and 5,009 shares owned by family members of two other executive officers of Wachovia. Messrs. Baker, Barkley, Furr, Gressette, Medlin, and Taylor and such executive officers disclaim beneficial ownership of such shares.
                                       10

  (5) Not included in the shares reported are 250 shares of Common Stock reserved under Wachovia's Stock Plan for each nonemployee Director who was a member of the Board on April 22, 1994, the ownership of which will vest one year after the date of grant or upon death, disability or retirement from the Board of Directors; 3,600 shares reserved for Mr. Russell under the predecessor plan, the Senior Management and Director Stock Plan, the ownership of which will vest three years after the date of grant or upon death, disability or retirement from the Board of Directors; and 54,000 shares reserved for Mr. Baker, 23,000 shares reserved for Mr. Prendergast, 21,000 shares reserved for Mr. Leonard, 12,000 shares reserved for Mr. McCoy, 25,000 shares reserved for Mr. Furr, and 52,150 shares reserved for other executive officers of Wachovia under such plan or under the predecessor plan. The ownership of such shares will vest five years after the date of grant or upon such officer's retirement from the Company (or will vest in part upon such officer's termination of employment due to death or disability) and, with respect to awards made under the Stock Plan, upon the attainment of certain performance goals.
             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS
  Ernst & Young LLP have been appointed independent auditors to make the annual examination of the consolidated financial statements of Wachovia and its subsidiaries for the year 1995, upon ratification of that appointment by the shareholders. Ernst & Young LLP have acted as the independent auditors for WCNC since 1969 and for Wachovia since its organization as First Wachovia Corporation in 1985. Wachovia has been advised by Ernst & Young LLP that to the best of its knowledge no member of the firm has any direct or material indirect financial interest in Wachovia or any of its subsidiaries, nor has any such member had any connection during the past three years with Wachovia or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Board of Directors recommends that shareholders vote FOR this proposal.
                                       11

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  The senior management compensation program is administered by the Compensation, Nominating and Organization Committee (the "CNO Committee"). The CNO Committee consists of five non-employee directors who are not eligible to participate in any of the management compensation programs. The CNO Committee is responsible for the establishment, review and oversight of all senior management compensation and benefit policies, plans, programs and agreements. The CNO Committee meets at least quarterly to evaluate, review and act on senior management compensation and benefit matters.
  Wachovia's senior management compensation program consists of base salary, annual incentive and stock-based awards based on the performance of the Company and the responsibility, experience, skills and performance of participating individuals. These plans utilize competitive peer group information, and salary grade ranges, maximum incentive pay levels, and stock award guidelines are established and administered to reinforce the alignment of the interests of senior management employees with the performance of the Company and the interests of its shareholders. The peer institutions used for comparison are nineteen of the highest performing regional banking companies in the country, all of which are included in the KBW Index used in the Performance Graph below.
  The compensation program, including the Senior Management Incentive Plan and the Stock Plan are designed to enable the Company to receive full deductions for income tax purposes for qualifying executive compensation which may be earned by certain executive officers in excess of $1 million.
  In 1994, the CNO Committee engaged an independent executive compensation consultant to assist the Committee in their assessment and evaluation of the appropriateness of the senior management compensation program. The CNO Committee has determined that Wachovia's senior management compensation programs, plans and awards are well within conventional standards of reasonableness and competitive necessity and are clearly justified by sustained performance which exceeds industry norms.
  A description of each of the major elements of the senior management compensation program and its specific relationship to corporate performance, and a summary of the decisions and actions taken by the CNO Committee with regard to 1994 senior management compensation and the Chief Executive Officer's compensation, are set forth below.
BASE SALARY
Members of senior management receive base salaries determined by the responsibilities, skills and experience related to their respective positions. Other factors considered in salary determination are individual performance, the success of each business unit in the individual's area of responsibility in achieving established profit and business plans, Wachovia's median salary ranges and Wachovia's ability to pay an appropriate and competitive salary. Members of senior management are eligible for periodic increases in their base salary as a result of individual performance or significant increases in their duties and responsibilities. The amount and timing of an increase depends upon the individual's performance, position of salary within the salary range, and the time interval and any added responsibilities since the last merit increase. The salary increases during 1994 for certain executives, including the named executives, were based on an evaluation by the CNO Committee of the above described factors.
                                       12

SENIOR MANAGEMENT INCENTIVE PLAN
  Certain members of senior management participate in the Senior Management Incentive Plan. Personal award opportunities pursuant to the Plan are based upon the performance criteria applicable to the Company, the individual performance of each participant and related business unit performances.
  The CNO Committee establishes annual corporate performance benchmarks and potential awards as a percentage of base salary determined upon review of Wachovia's historical performance and annual business plan, and taking into account the historical performance of peer institutions. The annual corporate performance benchmarks are established in terms of: (1) net income per share fully diluted (50% weight), (2) return on assets (25% weight) and (3) return on equity (25% weight). The composite corporate performance evaluation factor is determined by actual financial results for the year in relation to these three established goals.
  The performance of each individual and the business unit for which he or she is responsible is determined by evaluating each individual's accomplishments compared to established annual business goals and key strategic objectives. Based on CNO Committee policies, an individual assessment is made of the employee's contribution to the achievement of overall Company performance, goals and objectives. The resulting individual performance evaluation factor may reduce, but not increase, the employee's award based upon the composite corporate evaluation factor.
  In January 1995, the CNO Committee reviewed and approved the 1994 Senior Management Incentive Plan award payments to the Chief Executive Officer and other senior management employees, including the named executives. The payments were based on individual and business unit performances as compared to goals established for 1994 and on the Company achieving net income per fully diluted share of $3.12 (50% weight), an increase of 11% from 1993, and a return of 1.46% on assets (25% weight) and 17.41% on equity (25% weight). Each of these key indicators of financial performance exceeded both 1993 performance and the business plan goals of the Company for 1994.
WACHOVIA CORPORATION STOCK PLAN
  The purpose of the Stock Plan is to encourage and enable members of senior management to own stock or other proprietary interests in the Company, thereby further enhancing the identification of their interests with the interests of other shareholders. Members of senior management are eligible to receive an annual benefit under the Plan in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and/or restricted units or other stock-related awards. Only stock options and restricted stock have been granted under the Plan. The stock options usually are earned over a five-year period. Vesting of grants of restricted stock is subject to attaining certain specified performance goals and completion of the restriction period (generally five years). The number of shares granted an individual is based upon level of responsibility, individual performance, the value of the options and awards in relation to the individual's base salary, and the amounts and terms of prior awards.
  The Stock Plan is administered in a manner that encourages and enables members of senior management to increase their stock ownership or other proprietary interests in the Company over time and to retain for long-term investment the shares or interests obtained through the Plan.
  In early 1994, the CNO Committee awarded stock options and restricted stock to the Chief Executive Officer and other members of senior management, including the named executives. The CNO Committee took into account the responsibility level and performance of each individual.
  As of January 31, 1995, approximately 854,480 shares of common stock were available for issuance under the Wachovia Corporation Stock Plan.
1994 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER
  The Chief Executive Officer's compensation is determined pursuant to the same basic factors as described above for other members of senior management. In establishing the base salary, incentive and stock awards of the Chief Executive Officer for 1994, the CNO Committee considered Wachovia's overall performance, record of increase in shareholder value, success in meeting strategic objectives and the incumbent's personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for 1994 in relation to established business plan and in comparison with the performance of peer organizations. Mr. Baker's 1994 management incentive
                                       13
plan award was based on the above considerations and the Company's achieving and surpassing its annual performance goals (net income per fully diluted share, return on assets and return on equity) as described above in this Report under the heading "Senior Management Incentive Plan". The amount of base salary and incentive and stock awards for
Mr. Baker during 1994 also reflect his promotion to Chief Executive Officer effective the first of that year.

COMPENSATION, NOMINATING AND ORGANIZATION COMMITTEE
BOARD OF DIRECTORS OF WACHOVIA CORPORATION
Sherwood H. Smith, Jr., Chairman
James W. Johnston, Vice Chairman
Rufus C. Barkley, Jr.
Crandall C. Bowles
W. Duke Kimbrell
                                       14

                  FIVE YEAR STOCK PERFORMANCE COMPARISON GRAPH
  The graph below of five-year cumulative total returns compares Wachovia, the Standard & Poor's 500 Stock Index and the Keefe, Bruyette & Woods 50 Index (the "KBW 50") in stock price appreciation and dividends, assuming investment of $100 on the last trading day before the beginning of 1990, with dividends reinvested quarterly through the last trading date of 1994. The KBW Index is a published industry index providing a market capitalization weighted measure of the total return of fifty money center and major regional banks.

(The Five Year Stock Performance Comparison Graph appears here. The plot points are listed below:)

              1989      1990      1991       1992      1993      1994
Wachovia      $100     $106.89   $153.58   $186.21   $188.59   $188.50
S & P 500      100       96.89    126.41    136.04    149.75    151.73
KBW 50         100       71.81    113.66    144.84    152.86    145.06


The above graph and table show the values as of each year-end of a $100 initial investment made on the last trading day of 1989 in the Company's Common Stock and pro rata in each of the stocks of the S&P 500 and the KBW indices.
                                       15

                                  COMPENSATION
The following table sets forth, for the years ending December 31, 1994, 1993 and 1992, the cash compensation paid by Wachovia and its subsidiaries, as well as other compensation paid or accrued for each of these years, to each of the five most highly compensated executive officers of the Company.
                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                                                             OTHER
            NAME AND                                        BONUS            ANNUAL
       PRINCIPAL POSITION            YEAR      SALARY        (1)        COMPENSATION (2)
Leslie M. Baker, Jr.                 1994     $550,000     $357,500         $ 14,339
  President and Chief Executive      1993      450,000      247,500           12,395
  Officer                            1992      346,667      200,000            9,650
G. Joseph Prendergast                1994     $353,333     $176,700         $ 14,097
  Executive Vice President           1993      317,917      159,000           15,012
                                     1992      237,500      106,900           12,861
Walter E. Leonard, Jr.               1994     $337,500     $168,800         $ 14,867
  Executive Vice President           1993      262,917      131,500           17,536
                                     1992      237,500      106,900           17,412
Robert S. McCoy, Jr.                 1994     $315,000     $157,500         $ 20,855
  Executive Vice President and       1993      287,708      143,900           19,458
  Chief Financial Officer            1992      279,815      118,900           18,999
Anthony L. Furr                      1994     $300,000     $150,000         $  2,530
  Executive Vice President           1993      300,000      150,000            1,485
                                     1992      257,500      134,500            3,766

(1) Performance-based incentive awards for all years were paid pursuant to Wachovia's Senior Management Incentive Plan.
(2) All amounts disclosed are attributable to supplemental life insurance, tax return preparation and financial planning services, company-sponsored social clubs, company-provided automobiles, and automobile and cost-of-living allowances, and are below the amounts required to be disclosed.
                                       16

                           SUMMARY COMPENSATION TABLE

            LONG-TERM COMPENSATION
RESTRICTED        SECURITIES         LONG-TERM
  STOCK           UNDERLYING         INCENTIVE         ALL OTHER
AWARDS (3)     OPTIONS/SARS (#)     PAYOUTS (4)     COMPENSATION (5)
 $ 768,750         25,000/0             $ 0             $ 33,000
   331,250         14,000/0               0               36,000
   178,125              0/0               0               20,800
 $ 153,750         10,000/0             $ 0             $ 21,200
   198,750         10,000/0               0               25,434
   118,750              0/0               0               14,250
 $ 153,750         10,000/0             $ 0             $ 20,250
   124,500          5,000/0               0               21,033
   118,750              0/0               0               14,250
 $ 123,000          7,500/0             $ 0             $ 18,900
   165,625          5,000/0               0               23,017
    89,063              0/0               0               15,322
 $  92,250          7,500/0             $ 0             $ 18,000
   132,500          5,000/0               0               24,000
   118,750              0/0               0               15,001

(3) All outstanding restricted awards have a five-year restriction period. Awards made in 1994 vest subject to the attainment of certain performance goals. Aggregate outstanding restricted awards and their value at December 31, 1994 were: for Mr. Baker, 54,000 awards valued at $1,741,500; for Mr. Prendergast, 23,000 awards valued at $741,750; for Mr. Leonard, 21,000 awards valued at $677,250; for Mr. McCoy, 12,000 awards valued at $387,000; and for Mr. Furr, 25,000 awards valued at $806,250. With respect to those grants made prior to 1994, amounts equivalent to dividends are payable quarterly, beginning on the first anniversary of the date of grant, on one-fifth of the total number of shares per year. No dividends are payable on grants made in 1994.
(4) Wachovia does not have a long-term cash incentive award plan.
(5) The amounts shown reflect company matching contributions with respect to the individual's participation in Wachovia's Retirement Savings and Profit-Sharing Plan and the associated equalization plan.
                                       17

                                 STOCK OPTIONS
The following table sets forth information with respect to the named executives concerning the grant of employee stock options during 1994.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                            INDIVIDUAL GRANTS                                                 VALUE AT ASSUMED
                             NUMBER OF       % OF TOTAL                                    ANNUAL RATES OF STOCK
                             SECURITIES       OPTIONS                                        PRICE APPRECIATION
                             UNDERLYING      GRANTED TO      EXERICSE OR                      FOR OPTION TERM
                              OPTIONS       EMPLOYEES IN     BASE PRICE      EXPIRATION        (10 YEARS)(3)
NAME                        GRANTED (1)     FISCAL YEAR     ($/SHARE) (2)       DATE          5%          10%
Leslie M. Baker, Jr.           25,000           2.92%         $ 34.6250        1/28/04     $544,387    $1,379,583
G. Joseph Prendergast          10,000           1.17%         $ 34.6250        1/28/04     $217,755    $  551,833
Walter E. Leonard, Jr.         10,000           1.17%         $ 34.6250        1/28/04     $217,755    $  551,833
Robert S. McCoy, Jr.            7,500           0.88%         $ 34.6250        1/28/04     $163,316    $  413,875
Anthony L. Furr                 7,500           0.88%         $ 34.6250        1/28/04     $163,316    $  413,875

(1) All stock options become exercisable over a five-year period in 20% annual increments.
(2) The exercise price equals the market price of Wachovia's common stock on the date of the option grant.
(3) As required by the rules of the Securities and Exchange Commission, potential net gain from the exercise of stock options is based on the assumed annual rates of stock price appreciation of 5% and 10%, over the term of each option. Any actual net gains are dependent on the future performance of the Company's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation utilized in these calculations will be achieved. In order for these options to have value to the executive, the stock price must increase above the option exercise price. Increases in the stock price will benefit all shareholders commensurately.
                                       18

The following table sets forth information with respect to the named executives concerning the exercise of options during 1994 and unexercised options held at year-end.
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                              NUMBER OF
                                                                             UNEXERCISED        VALUE OF UNEXERCISED
                           SHARES ACQUIRED ON EXERCISE                       OPTIONS AT         IN-THE-MONEY OPTIONS
                          YEAR      NUMBER                     VALUE        YEAR-END (#)       AT FISCAL YEAR-END (2)
                           OF         OF        OPTION       REALIZED       EXERCISABLE/            EXERCISABLE/
         NAME             GRANT     SHARES      PRICE           (1)         UNEXERCISABLE          UNEXERCISABLE
Leslie M. Baker, Jr.      1986      8,732      $17.9165     $139,349.62     13,700/49,900     $441,825.00/1,609,275.00
                          1987      1,100       15.4165       20,304.35
G. Joseph Prendergast       --         --            --              --     17,840/38,540      575,340.00/1,242,915.00
Walter E. Leonard, Jr.      --         --            --              --     20,440/39,240      659,190.00/1,265,490.00
Robert S. McCoy, Jr.      1991        550       12.5000       11,618.75      3,700/15,200        119,325.00/490,200.00
Anthony L. Furr             --         --            --              --     29,000/47,500      935,250.00/1,531,875.00

(1) Values calculated by subtracting the exercise price from the market value on the date of exercise.
(2) Based on market price of $32.25 (market price of the Common Stock on December 31, 1994).
              OTHER EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS
PENSION PLAN
  Wachovia has a defined benefit pension plan entitled the Retirement Income Plan of Wachovia Corporation (the "Plan"). Employees of Wachovia and its subsidiaries who have completed one year of service, as defined in the Plan, are eligible to participate in the Plan. Upon retirement at age 65, a participant receives (subject to certain limitations) an annual benefit which equals 1.2% of the average of the highest five consecutive years of base compensation paid during the ten consecutive years preceding termination or retirement ("final average compensation"), multiplied by years of service after December 31, 1989. (For certain highly compensated employees, including the executive officers, this formula applies to service in 1989).
                               PENSION PLAN TABLE
  The table below sets forth estimated annual benefits which would become payable upon retirement at age 65 under the Plan to persons in certain specified salary and years-of-service classifications who are hired on and after January 1, 1990.

AVERAGE BASE SALARY DURING
 HIGHEST FIVE CONSECUTIVE
  YEARS IN THE LAST TEN                  ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF
          YEARS                                 CREDITED SERVICE SHOWN BELOW (1)(2)
    BEFORE RETIREMENT              10          15          20          25          30          35
        $   50,000              $  4,986    $  7,479    $  9,972    $ 12,465    $ 14,958    $ 17,451
           100,000                 9,972      14,958      19,944      24,930      29,916      34,902
           500,000                49,860      74,790      99,720     124,650     149,580     174,510
         1,000,000                99,720     149,580     199,440     249,300     299,160     349,020
         1,200,000               119,664     179,496     239,328     299,160     358,992     418,824

(1) Pursuant to the terms of the Plan, annual retirement income benefits are not reduced or offset by Social Security benefits. Estimated annual retirement benefits shown above are based on a joint and survivor form of retirement income. The precise amount of the benefit is contingent upon the ages of a participant and his or her surviving spouse.
(2) Some of the amounts shown exceed the limits imposed by federal law for qualified pension plans and are payable only to participants in the other retirement arrangements described below.
  Persons hired before January 1, 1990, including the executive officers, will receive an annual benefit which is generally greater than the amounts shown in the table above. The benefit computation of such a person will depend upon the final average compensation and number of years of service before January 1, 1990, and the benefit formula in effect during such years. For employees of SCNC and its subsidiaries prior to January 1, 1992, the benefits described above will only apply to service after December 31, 1991.
  For persons employed by Wachovia and its subsidiaries before January 1, 1990 and after December 31, 1986, a participant will receive an annual benefit equal to 1.4% of final average compensation as of December 31, 1989, plus .6% of final average compensation as of December 31, 1989, in excess of 50% of the 1989 Social Security taxable wage base, multiplied by years of service from January 1, 1987, through December 31, 1989 (or December 31, 1988 in the case of certain highly compensated employees). In addition, the Plan provides a one-time special supplemental benefit to employees who were employed by Wachovia and its subsidiaries and were participants in the Plan on December 31, 1989, such employees who retired, became disabled, or were terminated without fault and with vested benefits during 1989, and the beneficiaries of such employees who died during 1989. The special supplemental benefit is added to each such person's accrued benefit under the Plan in the amount of .5% of annualized rate of eligible salary on September 1, 1989 (or, if greater, .5% of final average compensation as of December 31, 1989) multiplied by full years of service beginning on the January 1 following the employee's date of hire and ending on December 31, 1989. The special supplemental benefit may be paid in a lump sum upon retirement, at the employee's option.
  For persons employed by WCNC and its subsidiaries before January 1, 1987, a participant receives an annual benefit equal to 2.5% of final average compensation as of December 31, 1989, multiplied by years of service (not in excess of 30 years) before January 1, 1987, reduced by 50% (prorated for less than 30 years) of the Social Security benefit at his Social Security retirement age under the law in effect in 1989. In no event may this benefit exceed 65% of the participant's final average compensation as of December 31, 1989.
  For persons employed by WCGA and its subsidiaries before January 1, 1987, a participant receives an annual benefit calculated as a ten-year certain and life annuity equal to 1.8% of final average compensation as of December 31, 1989, multiplied by years of service (not in excess of 35 years) before January 1, 1987, reduced by 50% (prorated for less than 35 years) of the Social Security benefit at his Social Security retirement age under the law in effect in 1989.
  For persons employed by SCNC and its subsidiaries before January 1, 1992, a participant receives an annual benefit equal to 50% of final average compensation (as determined below) less 50% of the Social Security primary insurance benefit, proportionately reduced for less than 30 years of service prior to 1992. The final average compensation of such an employee is equal to the average of the employee's total cash compensation (which for this purpose excludes incentive compensation payments made under the SCNC Executive Incentive Compensation Plan) for the 60 consecutive months within the final 120 months prior to January 1, 1992, which will produce the highest average. The accrued benefit of such a participant as determined on December 31, 1991, is multiplied by a fraction, the numerator of which is final average compensation at retirement or other termination of service (as otherwise determined under the
Plan) and the denominator of which is final average compensation as so determined on December 31, 1991.
  Except as otherwise provided, the benefit amounts described above are computed on the basis of a straight life annuity, but other payment options are available which could provide a survivor
                                       20
benefit following the death of the participant. Retirement prior to age 65 is permitted upon certain circumstances under the Plan. Either of these alternatives could result in an adjustment of the amount of the benefit received by the participant.
  Federal law places certain limitations on the amount of benefits payable by qualified pension plans. The annual benefit paid to a participant at Social Security retirement age cannot exceed $118,800 for 1994 or $120,000 for 1995 (adjusted annually for inflation). In addition, the annual amount of covered compensation under the Plan is limited to $150,000 in 1994 and 1995 (adjusted in increments of $10,000 for inflation). The 1994 base salary for each of the named executive officers is set forth in the Summary Compensation Table. For such individuals, full years of credited service are as follows: Mr. Baker, 24 years; Mr. Prendergast, 20 years; Mr. Leonard, 24 years; Mr. McCoy, 10 years; and Mr. Furr, 24 years.
RETIREMENT SAVINGS AND PROFIT-SHARING PLAN
  Wachovia has a voluntary defined contribution plan entitled the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation (the "Plan"). All employees who have completed one year of service are eligible to participate in the Plan. Wachovia contributes a minimum of $.50 for each $1.00 of up to the first 6% of base pay contributed by a participant and may make an additional contribution of up to $.50 for each $1.00 of up to the first 6% of base pay contributed by a participant each year if the Company meets certain earnings performance criteria. The criteria for determining any such additional matching contributions are established by the Compensation, Nominating and Organization Committee (the "CNO Committee") at the beginning of each year. The CNO Committee also may approve a special discretionary contribution to the Plan of up to 4% of each eligible employee's base salary paid during the year if the CNO Committee determines that the Company's performance during the year was truly outstanding.
  Federal law limits the maximum annual compensation from which an employee may elect to make contributions under qualified plans such as the Plan to $150,000 in 1994 and 1995 (adjusted in increments of $10,000 for inflation). Participants may elect to make all or part of their contributions under these plans on a before-tax basis provided such before-tax contributions do not exceed $9,240 in 1994 or 1995 (adjusted in increments of $500 for inflation). Employee contributions are subject to certain regulatory restrictions which may limit further the maximum contribution of certain more highly compensated participants (including the executive officers named in the Proxy Statement). Wachovia maintains a non-qualified equalization plan designed to protect selected key employees (including the executive officers named in the Proxy Statement) of the Company or its subsidiaries from loss of benefits under the Plan resulting from the application of limitations on contributions to qualified plans contained in the Internal Revenue Code. If contributions under the Plan are not allocated to any of the selected key employees due to those limitations on contributions, Wachovia will credit to a non-qualified account under the equalization plan for the employee the amount of such contribution not so allocated. Amounts credited to each participant's non-qualified account are periodically credited with an interest equivalent which is based upon the Long-Term Applicable Federal Rate. These amounts will be paid to the participants in the equalization plan in the same manner and at the same time or times as under the Plan provided that no amounts may be withdrawn from the equalization plan while the participant is employed by Wachovia or any of its subsidiaries. The amounts contributed by Wachovia to the equalization plan are included in the column "All Other Compensation" in the Summary Compensation Table.
OTHER RETIREMENT ARRANGEMENTS
  To assist in executive management succession planning, Wachovia has entered into nonqualified, unfunded executive retirement agreements with certain senior officers of the Company, including each of the named executive officers and five other executive officers. Under the agreements, the officer will retire at age 60, or under certain circumstances as early as age 58 or as late as age 62. The officer will receive an annual benefit equal to 2.5% of final average compensation multiplied by years of service, up to a maximum of 62.5% of final average compensation, less the sum of the amounts payable from the Plan and any other pension plan in which the officer may participate. For this purpose, final average compensation is the average of the officer's total cash compensation for the three full calendar years
                                       21
within the final five full calendar years of employment which will produce the highest average. Base salary and amounts received by the officer pursuant to the Senior Management Incentive Plan are included in determining final average compensation. The benefit amount is computed in the form of a straight life annuity and is payable in monthly increments or, upon request by the individual and approval by the CNO Committee, may be payable in a lump sum actuarial equivalent amount.
  The following table sets forth estimated total annual benefits which would become payable under the formula in the executive retirement agreement (which amounts will be reduced by the benefits paid under the Retirement Income Plan) to the officers based upon final average compensation and years of credited service.

  AVERAGE
COMPENSATION
   DURING
  HIGHEST
THREE YEARS
IN THE LAST      ESTIMATED ANNUAL RETIREMENT BENEFITS
 FIVE YEARS          FOR YEARS OF CREDITED SERVICE
   BEFORE                     SHOWN BELOW
 RETIREMENT       10         15         20         25
 $  100,000    $ 25,000   $ 37,500   $ 50,000   $ 62,500
    300,000      75,000    112,500    150,000    187,500
    500,000     125,000    187,500    250,000    312,500
    700,000     175,000    262,500    350,000    437,500
    900,000     225,000    337,500    450,000    562,500
  1,000,000     250,000    375,000    500,000    625,000
  1,100,000     275,000    412,500    550,000    687,500
  1,200,000     300,000    450,000    600,000    750,000

  SCNC has a nonqualified, unfunded supplemental plan for a limited group of highly compensated and key management employees, including Mr. McCoy and one other executive officer. The supplemental plan provides that each participant (who has been employed for at least 10 years and is at least 55) will receive an annual benefit at age 65, or age 60 under certain conditions, equal to 55-60% (depending on the participant's years of service) of final average compensation, less the sum of the amount payable from the Plan and the amount of any Social Security benefit. The supplemental plan also provides for a reduced early retirement benefit available to participants at age 55 with 10 years of service. For this purpose, compensation is defined as base salary, including amounts deferred, plus any payments pursuant to incentive plans. Benefits are paid on a monthly basis for life, with (subject to specified conditions) 50% of the monthly payment made for life to the surviving spouse upon the death of a retired participant. Subject to certain limitations, a participant may elect to receive the present value of his benefit under the supplemental plan in one lump sum payment. There are certain adjustments for early retirement and death or disability prior to age 65.
  The following table sets forth the estimated annual benefit which would become payable under the formula in the supplemental plan (which amounts will be reduced by the benefits paid under the Retirement Income Plan and by Social Security) to participants, including Mr. McCoy (who is entitled to the maximum benefit), based upon final average compensation and payable in the form of a joint and 50% survivor annuity.

  AVERAGE COMPENSATION       ESTIMATED MAXIMUM
DURING HIGHEST 60 MONTHS     ANNUAL RETIREMENT
 IN THE LAST 120 MONTHS         BENEFITS AT
   BEFORE RETIREMENT              AGE 60
        $100,000                 $  60,000
         200,000                   120,000
         300,000                   180,000
         400,000                   240,000
         500,000                   300,000
         600,000                   360,000

EMPLOYMENT AGREEMENTS
  Wachovia has entered into Employment Agreements with certain senior officers of the Company, including each of the individuals named in the Summary Compensation Table and three other executive officers. If the Company terminates the officer's employment without cause, the officer will receive monthly compensation continuance payments for the period beginning with the date of termination and ending with the earlier of the third anniversary of the date of termination or the retirement date of the officer as specified in the officer's executive retirement agreement described above. The monthly amount of compensation continuance is defined as one-twelfth of the sum of (i) an amount equal to the officer's highest annual rate of salary in effect during the twelve-month period immediately preceding his date of termination , (ii) an amount equal to the average of the amounts, if any, awarded to the officer under Wachovia's Senior Management Incentive Plan, or any predecessor plan, for each of the three consecutive calendar years immediately preceding
                                       22
the year of termination, and (iii) an amount equal to the average of any annual contributions by the Company on behalf of the officer under the Retirement Savings and Profit-Sharing Plan and the associated equalization plan, for each of the three consecutive calendar years immediately preceding the year of termination. During the period of compensation continuance, the officer also will receive benefits pursuant to certain employee benefit plans in which he was participating at the time of termination or substantially similar benefits, all outstanding stock options previously granted to the officer will become fully vested and exercisable, and all previously granted restricted stock awards will become fully vested and available for distribution to the officer.
DIRECTORS' COMPENSATION
  Nonemployee Directors of Wachovia are paid a retainer fee of $10,000 per calendar quarter for their services as members of the Board of Directors and $1,000 per meeting for any special meetings beyond the four regularly scheduled quarterly meetings of the Board and each committee. There are no additional payments for attendance at regularly scheduled board or committee meetings. The Deferred Compensation Plan for the Board of Directors of Wachovia permits a Director to defer a percentage of unearned retainer fees until the Director ceases to be a Director or revokes his or her deferred compensation agreement, or until Wachovia terminates such plan. The amounts so deferred are accrued on behalf of the Director, and the total amount accrued is credited with an amount equivalent to interest at a variable market-indexed rate (not less than 2% or more than 3.75%) at the end of each quarter. Deferred benefits are payable to the Director after he or she ceases serving as a member of the Board of Directors, or to the Director's beneficiary after death, in 120 approximately equal monthly installments. This plan is administered by the CNO Committee.
  The Retirement Pay Plan for the Board of Directors of Wachovia provides for nonemployee Directors to be paid an annual retirement payment of 5% of the annual retainer fee in effect when a Director retires, multiplied by the number of years of service as a Director, up to a maximum of 50% of such annual retainer fee. Directors must have served at least five years on the Board of Wachovia or of any of its subsidiary or affiliated companies to be eligible for such payments. The payments shall be paid in quarterly installments for a period equal to the Director's length of service as a Director of Wachovia or, with certain limitations, of any subsidiary or affiliated company, but such payments shall cease upon the death of the Director.
  Wachovia's Stock Plan provides for the award of 1,000 shares of restricted stock to each nonemployee Director newly elected or appointed to the Board of Directors of the Company following April 22, 1994, and 250 shares of restricted stock, at each annual meeting commencing with the 1994 annual meeting, to each nonemployee Director who has been a Director for at least one year. The initial award of 1,000 shares is restricted for three years and is deemed earned and ownership of the shares vests in the Director on the third anniversary of the date of grant provided the Director is still in service. The annual award of 250 shares is deemed earned and vests one year after the date of grant provided the Director is still in service. In addition, a director award not otherwise forfeited will vest upon the death, disability or retirement of the Director in accordance with the policies of the Company or upon a change in control. Director awards not otherwise earned shall be forfeited upon the termination of the Director from service on the Board of Directors.
  Wachovia has entered into an agreement with Mr. Medlin whereby he has agreed to serve, if elected, as nonmanagement Chairman of the Board of Directors and to provide certain other services to the Company from January 1, 1994 until December 31, 1995. Wachovia will pay Mr. Medlin $25,000 per month for his services during the term of the agreement.
                                       23

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  The members of Wachovia's compensation committee, the CNO Committee, from January 1, 1993 to the present are: Sherwood H. Smith, Jr., Chairman; James W. Johnston, Vice Chairman; Rufus C. Barkley, Jr.; Crandall C. Bowles; and W. Duke Kimbrell. None of these individuals is or has ever been an officer or employee of Wachovia.
  Mr. Medlin is a Director of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc., but he does not serve on the compensation committee of either board. RJR Nabisco Holdings Corp. is the parent company of RJR Nabisco, Inc., which is the parent company of R.J. Reynolds Tobacco Co. Mr. Johnston, Chairman and Chief Executive Officer of R.J. Reynolds Tobacco Co., serves on the CNO Committee of Wachovia's Board of Directors.
CERTAIN TRANSACTIONS INVOLVING MEMBERS OF THE COMMITTEE
  Directors, nominees and executive officers, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with, WBGA, WBNC and WBSC. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Wachovia and its subsidiaries have engaged in other transactions with such persons, all of which were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons.
  Wachovia began construction on a new headquarters building in Winston-Salem, North Carolina in January 1994. The building will be a 28-story office tower of 525,000 square feet, all or most of which is expected to be occupied by Wachovia. An employee parking facility also will be constructed on a site one block east of the headquarters building. Prior to beginning this project, the Company retained an independent consulting company to act as Planning and Control Manager whose responsibilities include reviewing all contracts, pricing and fees; validating all costs; assisting in negotiations; and insuring that competitive pricing and proper quality are obtained for the project. After careful consideration and review of possible alternatives, the independent consultant recommended that Wachovia enter into an agreement with Taylor & Mathis, Inc., a real estate development firm of which Charles McKenzie Taylor, a Director of Wachovia, is an officer, director and minority shareholder. Wachovia has entered into a development management agreement and contract with Taylor & Mathis, Inc. to act as Development and Construction Manager under the terms of which the firm will manage the planning, design and construction of the new building. Wachovia will pay the firm a fee of 2.5% of qualified project costs, payable one half when construction begins, one quarter upon certified substantial completion of the project, and one quarter upon occupancy of the building by the Company. The Planning and Control Manager has advised Wachovia that the retention of Taylor & Mathis, Inc. to manage the construction of the parking facility will permit this phase to be incorporated into the overall development plan for the project and should result in time and cost savings to the Company, and an amendment to the agreement to include the work on the parking facility is being negotiated. During 1994, Wachovia paid approximately $898,915 in fees to the Development and Construction Manager. It is estimated that the total fee ultimately payable to the firm will be approximately $1.5 million with respect to the building and $157,500 with respect to the parking facility.
  The Development and Construction Manager and the Planning and Control Manager jointly advised Wachovia to select a qualified general contractor for the new building project early in the design process. After a thorough evaluation of three highly qualified general contractors, which included review of similar work by them as well as financial considerations and interviews with the senior executives of each company, the Development and Construction Manager and the Planning and Control Manager recommended and Wachovia selected Holder-Russell Construction Company, an equal joint venture of two construction companies, as General Contractor. The two companies have frequently worked together in similar joint ventures. Robert M. Holder, Jr., a Director of Wachovia, is an officer, director and majority shareholder of one of these companies, and Herman J. Russell, a Director of Wachovia, is an officer, director and majority shareholder of the other company. Taylor & Mathis has entered into a construction agreement with the General Contractor
                                       24
pursuant to which Wachovia will pay the General Contractor a fee based on 3% of qualified project costs. The Planning and Control Manager has advised Wachovia that the retention of Holder-Russell Construction Company to construct the parking facility will permit this phase to be incorporated into the overall development plan for the project and should result in time and cost savings to the Company, and an amendment to the agreement to include work on the parking facility is being negotiated. During 1994, Wachovia paid fees of approximately $477,240 to the General Contractor. It is estimated that the total fee ultimately payable to the General Contractor will be approximately $1.871 million with respect to the building and $170,000 with respect to the parking facility.
  The Board of Directors of the Company, after thorough review and discussion, approved in advance by unanimous vote of those present (and in the absence of the interested Directors), the selection of and arrangements and agreements with the Development and Construction Manager and the General Contractor as well as the amendments to such agreements with respect to the parking facility, and, in each instance, determined that (1) the business dealings were intended for the benefit of the Company; and (2) the business dealings were made on terms and under circumstances that are substantially the same, or at least as favorable, as those prevailing at the time for comparable business dealings with independent third parties.
  Mr. Taylor is a partner in a partnership which leases three properties used as banking offices to WBGA. One lease which was due to expire in December 1993 was extended to and expired on January 15, 1994, one lease which was due to expire in May 1995 was extended to May 31, 2000, and two leases will expire in June of 1995. During 1994, WBGA paid approximately $221,066 to the partnership or on behalf of the partnership as a result of its lease obligations.
  Rufus C. Barkley, Jr., Lawrence M. Gressette, Jr. and Hayne Hipp are directors of The Liberty Corporation, which is the parent of Liberty Life Insurance Company, for which Mr. Hipp serves as a director. Mr. Hipp also serves as President and Chief Executive Officer of The Liberty Corporation. The Hipp family has significant share holdings in The Liberty Corporation. SCNC places with Liberty Life Insurance Company certain credit life insurance purchased by installment loan customers of its subsidiary corporations. The net premium benefit on this credit life insurance retained by Liberty Life Insurance Company in 1994 was approximately $33,894. Wachovia places with Liberty Life Insurance Company certain mortgage protection life, disability and accidental death insurance purchased by mortgage loan customers of its subsidiary corporations. The gross service fee on this insurance retained by Liberty Life Insurance Company in 1994 was approximately $140,334. Employee-owned universal life insurance policies for certain Wachovia employees also are written by Liberty Life Insurance Company. During 1994, Wachovia paid approximately $158,559 in premiums for this plan coverage, including approximately $59,685 in employee payments toward universal life insurance plan coverage. SCNC's corporate-owned life insurance policies associated with the SCNC Supplemental Executive Retirement Plan and the SCNC Executive Deferred Compensation Plan are written by Liberty Life Insurance Company. During 1994, SCNC paid approximately $1,349,866 in premiums for this coverage.
  In December 1990, WBSC entered into a lease of premises for an automated teller machine near Charleston, South Carolina. The lessors under such lease include Mr. Barkley, a director of WBSC and SCNC at that time, and certain members of his family. The lease is for an initial term of five years (which commenced April 1, 1991) and gives WBSC the option to extend the term for an additional three-year period. For the first three years of the lease, the rent is $6,600 per year and for the remaining two years the rent is $7,200 per year. The Board of Directors of WBSC (excluding Mr. Barkley) approved this transaction and believes the terms of this transaction are no less favorable to WBSC than those which would be offered by the lessors to other prospective lessees in comparable transactions.
                                       25

     CERTAIN TRANSACTIONS INVOLVING OTHER DIRECTORS AND EXECUTIVE OFFICERS
  A Georgia general partnership of which Mr. Holder and members of his family are the principals constructed a 100,100 square foot, five-story building located on 2.9 acres in Atlanta. In 1991, the partnership entered into a $12,415,000 construction and term loan with WBGA secured by the building and real property, and Mr. Holder has personally guaranteed 12.5% of the loan commitment. This loan (i) was made in the ordinary course of business, (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. The highest amount outstanding under the loan during 1994 was $11,151,914.
  WBGA has entered into a lease agreement with the Georgia general partnership described above for branch and drive-in banking facilities and office space in the new building. WBGA employed an independent professional consulting firm to review the lease proposal and insure that the lease terms and arrangements were fair and competitive. The lease agreement relates to 40,813 square feet of space for the branch banking location and office space for a term of 15 years with two five-year extension options. Base rent is $79,016.61 per month in years one through five, $94,415.07 per month in years six through ten, and $107,407.43 per month in years 11 through 15. If the extension options are exercised, rent will be at a negotiated fair market rate at that time. The lease agreement has been amended to add an additional 11,450 square feet of office space for a term of five years and base rent of $21,945.83 per month following an initial free rent period for 15 months. The amendment provides for a ten-year extension option at a base rent of $24,216.75 per month in years six through ten and $27,508.62 per month in years 11 through 15, followed by two five-year extension options at negotiated fair market rates. The lease agreement has been amended a second time to provide for an additional 10,825 square feet for a term of four years and base rent of $20,746.00 per month following an initial free rent period of 12 months. This amendment also provides for a ten-year extension option at a base rent of $22,892.76 per month in years six through ten and $26,004.66 per month in years 11 through 15, followed by two five-year extensions options at negotiated fair market rates. The lease agreement also provides that WBGA will pay its pro-rata share of the operating expenses of the building in excess of 1992 levels (1993 levels with respect to space leased under the second amendment) of such expenses which are paid by the lessor. The total rent paid by WBGA during 1994 was $1,435,705. In addition, WBGA paid approximately $63,092 in 1994 to a construction company of which Mr. Holder is an officer and director for various small renovation and construction projects for WBGA's space in the building.
  A Georgia limited partnership of which Mr. Holder is the sole general partner has constructed a 41,967 gross square foot medical office building in Atlanta. In 1993, the partnership entered into a $4,406,000 construction and term loan with WBGA secured by the building and real property, and Mr. Holder has personally guaranteed $417,000 of the loan. This loan (i) was made in the ordinary course of business, (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. The highest amount outstanding under the loan during 1994 was approximately $4,004,362.
  A Georgia corporation of which Mr. Holder is a one-third shareholder, director and officer has constructed an airplane hanger and office building in Orlando, Florida. In 1992, the corporation entered into a $11,500,000 construction loan with WBGA secured by the building and real property, and Mr. Holder has personally guaranteed 50% of the loan commitment. This loan was (i) was made in the ordinary course of business, (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. The highest amount outstanding under the loan during 1994 was approximately $11,468,709, and the entire loan was paid off during the first quarter of 1994.
  A subsidiary of WBGA began the relocation of its principal offices in 1993 and leased approximately 118,000 square feet of office space in an existing building in Atlanta. In choosing a contractor to complete the interior build out of this space, WBGA employed an independent professional consulting
                                       26

    CERTAIN TRANSACTIONS INVOLVING OTHER DIRECTORS AND EXECUTIVE OFFICERS -
                                   CONTINUED
company to review all contracts, pricing and fees and to insure that competitive pricing was obtained. A construction company of which Mr. Holder is an officer and director won the bid and entered into a contract with WBGA. The construction was substantially completed in 1993, and the contract was extended in 1994 for the construction build out of an additional approximately 6,000 square feet of space in the building. The cost to WBGA with respect to such contract was $374,749 during 1994.
                             COMPLIANCE WITH STOCK
                        OWNERSHIP REPORTING REQUIREMENTS
  Section 16(a) of the Securities Exchange Act of 1934 requires Wachovia's Directors and executive officers, and any persons who own beneficially more than 10% of the outstanding shares of Wachovia Common Stock (there being, to Wachovia's knowledge, no such 10% shareholders as of December 31, 1994), to file with the Securities and Exchange Commission and the New York Stock Exchange reports disclosing their initial ownership of Wachovia common stock, as well as subsequent reports disclosing changes in such ownership. To Wachovia's knowledge, based solely on a review of the copies of such reports furnished to Wachovia and written representations that no other reports were required during the fiscal year ended December 31, 1994, Wachovia's Directors and executive officers complied with all Section 16(a) filing requirements.
                             SHAREHOLDER PROPOSALS
  In order to be considered for inclusion in the Proxy Statement and Form of Proxy to be used in connection with Wachovia's 1996 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of Wachovia no later than November 8, 1995.
                                 OTHER MATTERS
  The management of Wachovia knows of no other business which will be presented for consideration at the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy holders named in the accompanying Form of Proxy to vote the Proxies in accordance with their best judgment.
(Signature of L. M. Baker, Jr. appears here)
L. M. Baker, Jr.
Chief Executive Officer
March 8, 1995
                                       27

            Notice of
            ANNUAL MEETING
            To Be Held April 28, 1995
            and
            PROXY STATEMENT
            301 NORTH MAIN STREET
            P.O. BOX 3099
            WINSTON-SALEM, NORTH CAROLINA 27150
            191 PEACHTREE STREET, N.E.
            P.O. BOX 4148
            ATLANTA, GEORGIA 30303
 ************************************************************************
                                APPENDIX


      P
      R
      O
      X
      Y

  Please mark,
 sign and date
on reverse side
 and return in
 the enclosed
 postage-paid
   envelope


Proxy for Annual Meeting of Sharehoders                    Wachovia Corporation

   The undersigned hereby appoints Alice W. Grogan, Secretary, and Kenneth
W. McAllister, Assistant Secretary, of Wachovia Corporation as attorneys and proxies to vote all of the shares of COMMON STOCK of Wachovia Corporation held or owned by the undersigned at the Annual Meeting of Shareholders on April 28, 1995, and at any adjournments there, as follows:

1. Election of Directors    [] FOR ALL NOMINEES LISTED BELOW    [] WITHHOLD AUTHORITY to
                               (EXCEPT AS MARKED TO THE            VOTE FOR ALL NOMINEES
                                CONTRARY BELOW                     LISTED BELOW

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

                 3-year term: Crandall C. Bowles, Hayne Hipp, James W.
                              Johnston, Wyndham Robertson, Sherwood H.
                              Smith, Jr., Charles McKenzie Taylor
                 2-year term: Donald R. Hughes

2. Ratification of the appointment of Ernst & Young LLP as independent auditors.
   [] FOR      [] AGAINST      [] ABSTAIN

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

This Proxy Is Solicited on Behalf of the Board of Directors of the Corporation
           (Continued and to be signed on the other side)


THE SHARES OF COMMON STOCK PRESENTED BY THIS PROXY WILL BE VOTED AS
SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR
PROPOSALS 1 and 2.

                        Dated                                           , 1995

                        Shareholders should sign exactly as names appears at the left. Any person signing in a fiduciary capacity will please enclose proof of his appointment unless such proof has already been furnished.


      P
      R
      O
      X
      Y

  Please mark,
 sign and date
on reverse side
 and return in
 the enclosed
 postage-paid
   envelope


Proxy for Annual Meeting of Sharehoders                    Wachovia Corporation

   The undersigned hereby appoints Alice W. Grogan, Secretary, and Kenneth
W. McAllister, Assistant Secretary, of Wachovia Corporation as attorneys and proxies to vote all of the shares of COMMON STOCK of Wachovia Corporation held or owned by the undersigned at the Annual Meeting of Shareholders on April 28, 1995, and at any adjournments there, as follows:


1. Election of Directors    [] FOR ALL NOMINEES LISTED BELOW    [] WITHHOLD AUTHORITY to
                               (EXCEPT AS MARKED TO THE            VOTE FOR ALL NOMINEES
                                CONTRARY BELOW                     LISTED BELOW

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below).

                 3-year term: Crandall C. Bowles, Hayne Hipp, James W.
                              Johnston, Wyndham Robertson, Sherwood H.
                              Smith, Jr., Charles McKenzie Taylor
                 2-year term: Donald R. Hughes

2. Ratification of the appointment of Ernst & Young LLP as independent auditors.
   [] FOR      [] AGAINST      [] ABSTAIN

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

This Proxy Is Solicited on Behalf of the Board of Directors of the Corporation
           (Continued and to be signed on the other side)


Wachovia Bank of North Carolina, N.A., Trustee
Wachovia Corporation Retirement Savings and
Profit-Sharing Plan

   With respect to shares of Common Stock of Wachovia Corporation held for my Account under the Wachovia Corporation Retirement Savings and Profit-
Sharing Plan, you are instructed to sign and forward the proxy being solicited by the Wachovia Corporation Board of Directors after having directed said proxy to be voted in the manner I have directed on the form of such proxy appearing on the reverse hereof. Unless I have otherwise directed on such form, you are to vote FOR the proposals referred to therein.

                        Dated                                           , 1995

                        Please date and sign your name as it appears hereon.

(Please indicate instructions by marking appropriate blocks on reverse side.)



